Exhibit 99.1

18135 BURKE ST. OMAHA, NE 68022 TEL: 402-829-6800 FAX: 402-829-6836

For further information, contact:

LINDSAY CORPORATION:	HALLIBURTON INVESTOR RELATIONS:
Brian Ketcham	Hala Elsherbini or Geralyn DeBusk
Senior Vice President & Chief Financial Officer	972-458-8000
402-827-6579

Lindsay Corporation Reports Fiscal 2019 Fourth Quarter and Full Year Results

•	Market uncertainty continues to impact demand for irrigation equipment

•	Infrastructure fourth quarter results improved on higher Road Zipper System® revenue

•	Reported fourth quarter EPS of $0.14; adjusted fourth quarter EPS of $0.54

OMAHA, Neb., October 29, 2019—Lindsay Corporation (NYSE: LNN), a leading global manufacturer and distributor of irrigation and infrastructure equipment and technology, today announced results for its fourth quarter and fiscal year ended August 31, 2019.

Fourth Quarter and Full Year Summary

Revenues for the fourth quarter of fiscal 2019 were $101.9 million, a decrease of $21.4 million, or 17 percent, compared to revenues of $123.3 million in the prior year fourth quarter. Approximately $18.7 million of the decrease in revenues was attributable to previously announced business divestitures in the irrigation segment that were part of the Company’s Foundation for Growth initiative. Net earnings for the quarter were $1.5 million, or $0.14 per diluted share, compared with net earnings of $5.0 million, or $0.46 per diluted share, for the same period in the prior year. Net earnings for the quarter adjusted to eliminate (i) costs associated with the Foundation for Growth initiative, and (ii) a valuation adjustment for indirect tax credits in a foreign jurisdiction were $5.8 million, or $0.54 per diluted share, compared to adjusted net earnings of $4.5 million, or $0.42 per diluted share, for the same period in the prior year.1

Total revenues for the year ended August 31, 2019 were $444.1 million, a decrease of $103.6 million, or 19 percent, compared to revenues of $547.7 million in the prior year. Approximately $78.1 million of the decrease in revenues was attributable to business divestitures in the irrigation segment that were part of the Company’s Foundation for Growth initiative. Net earnings for the year were $2.2 million, or $0.20 per diluted share, compared with net earnings of $20.3 million, or $1.88 per diluted share, in the prior year. Net earnings for the year adjusted to eliminate (i) costs associated with the Foundation for Growth initiative, and (ii) a valuation adjustment for indirect tax credits in a foreign jurisdiction were $15.6 million, or $1.45 per diluted share, compared to adjusted net earnings of $31.6 million, or $2.94 per diluted share, in the prior year.1

“The decrease in irrigation segment revenues for the year and quarter resulted primarily from the business divestitures that were part of our strategy to simplify the business and improve operating margin. In addition, challenging market conditions have persisted in our core irrigation equipment markets,” said Tim Hassinger, President and Chief Executive Officer. “Solid fourth quarter results in our infrastructure segment reflect the progress we are making in our strategy to grow the Road Zipper® business.”

Fourth Quarter Segment Results

Irrigation segment revenues for the fourth quarter of fiscal 2019 were $69.5 million, a decrease of $26.7 million, or 28 percent, compared to $96.2 million in the prior year fourth quarter. Excluding the impact of the divestitures, North America irrigation revenues of $41.5 million were relatively flat compared to the prior year. Higher revenue from engineering project services and the impact of higher average selling prices were offset by lower irrigation equipment unit volume. International irrigation revenues of $28.0 million decreased $7.6 million, or 21 percent, primarily due to lower activity levels in several markets.

[1]	Please see Reg G reconciliation of GAAP operating income, net earnings and diluted earnings per share to adjusted figures at end of document.

Irrigation segment operating margin was 5.0 percent of sales (9.0 percent adjusted)1 in the fourth quarter, compared to 10.8 percent of sales (8.8 percent adjusted)1 in the prior year. Gross margin improvements resulting from improved cost and pricing performance offset the negative impact of lower sales volume.

Infrastructure segment revenues for the fourth quarter of fiscal 2019 were $32.4 million, an increase of $5.3 million, or 20 percent, compared to $27.1 million in the prior year fourth quarter. The increase resulted primarily from higher Road Zipper System® sales and lease revenue compared to the prior year.

Infrastructure segment operating margin was 28.8 percent of sales in the fourth quarter, compared to 14.0 percent of sales (16.6 percent adjusted)1 in the prior year fourth quarter. Operating margin improvement resulted from a more favorable revenue mix and lower operating expenses compared to the prior year.

The backlog of unfilled orders at August 31, 2019 was $55.4 million compared with $53.3 million at August 31, 2018. Included in these backlogs are amounts of $10.0 million and $3.3 million, respectively, that are not expected to be fulfilled within the subsequent fiscal year.

Outlook

“Following a brief commodity price rally in the spring, speculation surrounding production from the U.S. fall harvest has led to fluctuating but generally lower prices. Coupled with uncertainty regarding the outcome of trade negotiations, the near-term outlook for irrigation equipment demand in North America continues to be constrained,” said Mr. Hassinger. “We expect to see growth in international irrigation overall, led by improvement in Brazil and developing markets.”

Mr. Hassinger added, “Based on early successes we are seeing from our Road Zipper® growth strategy, we expect growth and performance improvement from our infrastructure business in fiscal 2020. In addition, we expect to achieve meaningful operating margin improvement through the execution of projects identified as part of our Foundation for Growth initiative.”

Fourth Quarter Conference Call

Lindsay’s fiscal 2019 fourth quarter investor conference call is scheduled for 11:00 a.m. Eastern Time today. Interested investors may participate in the call by dialing (833) 535-2202 in the U.S., or (412) 902-6745 internationally, and requesting the Lindsay Corporation call. Additionally, the conference call will be simulcast live on the Internet and can be accessed via the investor relations section of the Company’s Web site, www.lindsay.com. Replays of the conference call will remain on our Web site through the next quarterly earnings release. The Company will have a slide presentation available to augment management’s formal presentation, which will also be accessible via the Company’s Web site.

About the Company

Lindsay Corporation (NYSE: LNN) is a leading global manufacturer and distributor of irrigation and infrastructure equipment and technology. Established in 1955, the company has been at the forefront of research and development of innovative solutions to meet the food, fuel, fiber and transportation needs of the world’s rapidly growing population. The Lindsay family of irrigation brands includes Zimmatic® center pivot and lateral move agricultural irrigation systems and FieldNET® remote irrigation management and scheduling technology, as well as irrigation consulting and design and industrial IoT solutions. Also a global leader in the transportation industry, Lindsay Transportation Solutions manufactures equipment to improve road safety and keep traffic moving on the world’s roads, bridges and tunnels, through the Barrier Systems®, Road Zipper® and Snoline™ brands. For more information about Lindsay Corporation, visit www.lindsay.com.

Concerning Forward-looking Statements

This release contains forward-looking statements that are subject to risks and uncertainties and which reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. You can find a discussion of many of these risks and uncertainties in the annual, quarterly and current reports that the Company files with the Securities and Exchange Commission. Forward-looking statements include information concerning possible or assumed future results of operations and planned financing of the Company and those statements preceded by, followed by or including the words “anticipate,” “estimate,” “believe,” “intend,” “expect,” “outlook,” “could,” “may,” “should,” “will,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking information contained in this press release.

LINDSAY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	Three Months Ended August 31,		Years Ended August 31,
(in thousands, except per share amounts)	2019	2018	2019	2018
Operating revenues	$101,885	$123,269	$444,072	$547,705
Cost of operating revenues	70,398	90,998	329,464	396,243

Gross profit	31,487	32,271	114,608	151,462

Operating expenses:
Selling expense	6,886	9,798	30,820	40,885
General and administrative expense	17,152	11,667	63,737	55,533
Engineering and research expense	3,389	4,100	13,936	16,032

Total operating expenses	27,427	25,565	108,493	112,450

Operating income	4,060	6,706	6,115	39,012

Interest expense	(1,215)	(1,185)	(4,767)	(4,687)
Interest income	472	469	2,402	1,640
Other expense, net	(1,052)	(50)	(1,643)	(2,112)

Earnings before income taxes	2,265	5,940	2,107	33,853

Income tax (benefit) expense	762	962	(65)	13,576

Net earnings	$1,503	$4,978	$2,172	$20,277

Earnings per share:
Basic	$0.14	$0.46	$0.20	$1.89
Diluted	$0.14	$0.46	$0.20	$1.88

Shares used in computing earnings per share:
Basic	10,786	10,757	10,781	10,741
Diluted	10,816	10,798	10,810	10,772

Cash dividends declared per share	$0.31	$0.31	$1.24	$1.21

LINDSAY CORPORATION AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Unaudited)

	Three months ended		Twelve months ended
(in thousands)	August 31, 2019	August 31, 2018	August 31, 2019	August 31, 2018
Operating revenues:
Irrigation:
North America	$41,509	$60,594	$218,627	$294,617
International	27,995	35,624	132,871	145,241

Irrigation total	69,504	96,219	351,498	439,858
Infrastructure	32,381	27,050	92,574	107,847

Total operating revenues	$101,885	$123,269	$444,072	$547,705

Operating income:
Irrigation	$3,463	$10,431	$29,804	$41,933
Infrastructure	9,340	3,799	16,599	23,857
Corporate	(8,743)	(7,524)	(40,288)	(26,778)

Total operating income	$4,060	$6,706	$6,115	$39,012

The Company manages its business activities in two reportable segments as follows:

Irrigation - This reporting segment includes the manufacture and marketing of center pivot, lateral move, and hose reel irrigation systems, as well as various innovative technology solutions such as GPS positioning and guidance, variable rate irrigation, remote irrigation management and scheduling technology, irrigation consulting and design and industrial IoT solutions.

Infrastructure – This reporting segment includes the manufacture and marketing of moveable barriers, specialty barriers, crash cushions and end terminals, and road marking and road safety equipment.

LINDSAY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)	August 31, 2019	August 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$127,204	$160,787
Receivables, net of allowance of $2,635 and $3,585, respectively	75,551	69,107
Inventories, net	92,287	79,233
Assets held-for-sale	2,744	10,837
Other current assets	15,704	11,087

Total current assets	313,490	331,051

Property, plant, and equipment, net	68,968	57,248
Intangible assets, net	24,382	27,376
Goodwill	64,387	64,671
Deferred income tax assets	11,758	6,645
Other noncurrent assets	17,329	12,824

Total assets	$500,314	$499,815

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,434	$30,530
Current portion of long-term debt	209	205
Liabilities held-for-sale	—	2,424
Other current liabilities	52,488	46,935

Total current liabilities	82,131	80,094

Pension benefits liabilities	6,029	5,874
Long-term debt	115,846	116,129
Deferred income tax liabilities	872	1,083
Other noncurrent liabilities	27,227	19,769

Total liabilities	232,105	222,949

Shareholders’ equity:
Preferred stock	—	—
Common stock	18,870	18,841
Capital in excess of stated value	71,684	68,465
Retained earnings	474,740	484,886
Less treasury stock - at cost	(277,238)	(277,238)
Accumulated other comprehensive loss, net	(19,847)	(18,088)

Total shareholders’ equity	268,209	276,866

Total liabilities and shareholders’ equity	$500,314	$499,815

LINDSAY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Years Ended August 31,
(in thousands)	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$2,172	$20,277
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	14,018	16,514
Loss on sale of businesses	301	4,056
Provision for uncollectible accounts receivable	(496)	(2,587)
Deferred income taxes	(5,686)	(50)
Share-based compensation expense	4,195	3,891
Valuation adjustment for indirect tax credits	2,795	—
Other, net	981	2,903
Changes in assets and liabilities:
Receivables	(7,969)	(3,714)
Inventories	(16,187)	(8,173)
Other current assets	173	(1,150)
Accounts payable	2,119	159
Other current liabilities	2,629	3,671
Other noncurrent assets and liabilities	4,752	(1,863)

Net cash provided by operating activities	3,797	33,934

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(23,211)	(11,054)
Proceeds from sale of businesses	—	29,888
Proceeds from settlement of net investment hedges	2,262	2,278
Payments for settlement of net investment hedges	(327)	(3,089)
Other investing activities, net	57	82

Net cash (used in) provided by investing activities	(21,219)	18,105

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	177	2,788
Common stock withheld for payroll tax obligations	(1,124)	(833)
Principal payments on long-term debt	(205)	(201)
Payment of debt issuance costs	(115)	—
Dividends paid	(13,375)	(13,006)

Cash and cash equivalents, end of period	(14,642)	(11,252)

Effect of exchange rate changes on cash and cash equivalents	(1,519)	(1,620)

Net change in cash and cash equivalents	(33,583)	39,167
Cash and cash equivalents, beginning of period	160,787	121,620

Cash and cash equivalents, end of period	$127,204	$160,787

LINDSAY CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

The non-GAAP tables below disclose (a) the impact on diluted earnings per share of (1) consulting fees, severance costs and loss from business divestitures, associated with the Company’s Foundation for Growth Initiative (“FFG costs”), and (2) a valuation adjustment for indirect tax credits in a foreign jurisdiction (“valuation adjustment”), (b) the impact on operating income of FFG costs and the valuation adjustment, and (c) the impact on segment operating income of FFG costs and the valuation adjustment. Management believes adjusted net earnings, adjusted diluted earnings per share and adjusted operating income are important indicators of the Company’s business performance because they exclude items that may not be indicative of, or may be unrelated to, the Company’s underlying operating results, and provide a useful baseline for analyzing trends in the business. Non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures. These adjusted financial measures should not be considered in isolation or as a substitute for reported net earnings, diluted earnings per share and operating income. These non-GAAP financial measures reflect an additional way of viewing the Company’s operations that, when viewed with the GAAP results and the following reconciliations to the corresponding GAAP financial measures, management believes provides a more complete understanding of the Company’s business.

	Three months ended		Twelve months ended
(in thousands, except per share amounts)	August 31, 2019	Diluted earnings per share	August 31, 2019	Diluted earnings per share
Net earnings - reported GAAP measure	$1,503	$0.14	$2,172	$0.20

FFG costs - pre-tax	1,947	0.18	15,113	1.40

Valuation adjustment - pre-tax	2,795	0.26	2,795	0.26

Total adjustments	4,742	0.44	17,908	1.66

Tax effect of adjustments*	(428)	(0.04)	(4,454)	(0.41)

Net earnings - adjusted	$5,817	$0.54	$15,626	$1.45

Average shares outstanding - diluted		10,816		10,810

* The tax effect of adjustments is calculated based on the income tax rate in each applicable jurisdiction.

	Three months ended August 31, 2019
Operating income reconciliation	Consolidated	Irrigation	Infrastructure	Corporate
Operating income - reported GAAP measure	$4,060	$3,463	$9,340	$(8,743)

FFG costs	1,947	—	—	1,947

Valuation adjustment	2,795	2,795	—	—

Adjusted operating income	$8,802	$6,258	$9,340	$(6,796)

Operating revenues	$101,885	$69,504	$32,381	$—

Operating income as a percent of operating revenues	4.0%	5.0%	28.8%	N/A

Adjusted operating income as a percent of operating revenues	8.6%	9.0%	28.8%	N/A

	Twelve months ended August 31, 2019
Operating income reconciliation	Consolidated	Irrigation	Infrastructure	Corporate
Operating income - reported GAAP measure	$6,115	$29,804	$16,599	$(40,288)

FFG costs	15,113	676	188	14,249

Valuation adjustment	2,795	2,795	—	—

Adjusted operating income	$24,023	$33,275	$16,787	$(26,039)

Operating revenues	$444,072	$351,498	$92,574	$—

Operating income as a percent of operating revenues	1.4%	8.5%	17.9%	N/A

Adjusted operating income as a percent of operating revenues	5.4%	9.5%	18.1%	N/A

LINDSAY CORPORATION AND

SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

The non-GAAP tables below disclose (a) the impact on diluted earnings per share of (1) income tax expense attributed to enactment of U.S. Tax Reform, and (2) gains and losses from businesses divested and held-for-sale, severance costs and consulting fees associated with the Company’s Foundation for Growth Initiative (“FFG costs”), (b) the impact on operating income of FFG costs, and (c) the impact on segment operating income of FFG costs. Management believes adjusted net earnings, adjusted diluted earnings per share and adjusted operating income are important indicators of the Company’s business performance because they exclude items that may not be indicative of, or may be unrelated to, the Company’s underlying operating results, and provide a useful baseline for analyzing trends in the business. Non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures. These adjusted financial measures should not be considered in isolation or as a substitute for reported net earnings, diluted earnings per share and operating income. These non-GAAP financial measures reflect an additional way of viewing the Company’s operations that, when viewed with the GAAP results and the following reconciliations to the corresponding GAAP financial measures, management believes provides a more complete understanding of the Company’s business.

	Three months ended		Twelve months ended
(in thousands, except per share amounts)	August 31, 2018	Diluted earnings per share	August 31, 2018	Diluted earnings per share
Net earnings - reported GAAP measure	$4,978	$0.46	$20,277	$1.88

FFG costs (gain) - pre-tax	(166)	(0.02)	9,721	0.90

Tax effect of FFG costs*	(183)	(0.02)	(877)	(0.08)

Impact of U.S. Tax Reform	(82)	(0.01)	2,496	0.23

Net earnings - adjusted	$4,547	$0.42	$31,617	$2.94

Average shares outstanding - diluted		10,798		10,772

* The tax effect of adjustments is calculated based on the income tax rate in each applicable jurisdiction.

	Three months ended August 31, 2018
Operating income reconciliation	Consolidated	Irrigation	Infrastructure	Corporate
Operating income - reported GAAP measure	$6,706	$10,431	$3,799	$(7,524)

FFG costs (gain)	(166)	(1,967)	690	1,111

Adjusted operating income	$6,540	$8,464	$4,489	$(6,413)

Operating revenues	$123,269	$96,219	$27,050	$—

Operating income as a percent of operating revenues	5.4%	10.8%	14.0%	N/A

Adjusted operating income as a percent of operating revenues	5.3%	8.8%	16.6%	N/A

	Twelve months ended August 31, 2018
Operating income reconciliation	Consolidated	Irrigation	Infrastructure	Corporate
Operating income - reported GAAP measure	$39,012	$41,933	$23,857	$(26,778)

FFG costs	9,721	4,962	855	3,904

Adjusted operating income	$48,733	$46,895	$24,712	$(22,874)

Operating revenues	$547,705	$439,858	$107,847	$—

Operating income as a percent of operating revenues	7.1%	9.5%	22.1%	N/A

Adjusted operating income as a percent of operating revenues	8.9%	10.7%	22.9%	N/A